Exhibit (e)(3)

SECOND AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This second amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of June 30, 2020 by and between Simplify Exchange Traded Funds (“Trust”) and Foreside Financial Services, LLC (“Foreside”) is entered into as of ___________, 2021 (the “Effective Date”).

WHEREAS, Trust and Foreside (“Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of six Funds; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto which reflects the addition of: Simplify Commodity Strategy ETF; Simplify Gold Strategy ETF; Simplify Credit Hedge ETF; Simplify U.S. Equity PLUS Bitcoin ETF; Simplify Volatility Premium ETF; and Simplify Interest Rate Hedge ETF.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

SIMPLIFY EXCHANGE TRADED FUNDS		FORESIDE FINANCIAL SERVICES, LLC

By:		By:
	Paul Kim, President		Mark Fairbanks, Vice President

EXHIBIT A

EXHIBIT

Simplify US Equity PLUS Convexity ETF

Simplify US Equity PLUS Downside Convexity ETF

Simplify US Equity PLUS Upside Convexity ETF

Simplify Volt RoboCar Disruption ETF

Simplify Volt Pop Culture Disruption ETF

Simplify Volt Fintech Disruption ETF

Simplify Volt Cloud and Cybersecurity Disruption ETF

Simplify Growth Equity Plus Upside Convexity ETF

Simplify Growth Equity Plus Downside Convexity ETF

Simplify Growth Equity Plus Convexity ETF

Simplify Commodity Strategy ETF

Simplify Gold Strategy ETF

Simplify Credit Hedge ETF

Simplify U.S. Equity PLUS Bitcoin ETF

Simplify Volatility Premium ETF

Simplify Interest Rate Hedge ETF